Exhibit 99.1


             NTELOS RECEIVES COURT APPROVAL FOR DISCLOSURE STATEMENT

     -- Allows Company To Solicit Votes for Joint Plan of Reorganization --

                 -- Anticipates Emergence in 3rd Quarter 2003--

Waynesboro, VA - July 2, 2003 - NTELOS Inc. today announced that the United States Bankruptcy Court (the "Court") for the Eastern District of Virginia approved the company's Disclosure Statement, which provides details regarding the company's Joint Plan of Reorganization. The Court's approval of the Disclosure Statement dated July 1, 2003 allows NTELOS to commence soliciting votes for confirmation of its Joint Plan of Reorganization.

NTELOS believes that its Joint Plan of Reorganization is consistent with the Plan Support Agreement the company has entered into with a majority of its bank lenders. In addition, the official committee of unsecured creditors has issued a letter to the company's unsecured creditors supporting confirmation of the company's Joint Plan of Reorganization and encouraging unsecured creditors to vote to accept the Plan.

The Disclosure Statement and ballots are expected to be mailed on or about July 7, 2003, with a deadline for returning completed ballots of August 1, 2003. The Court's confirmation hearing is expected to be held on August 11, 2003.

James Quarforth, Chief Executive Officer of NTELOS, said, "We are very pleased with the Court's approval of our Disclosure Statement, which both underscores the progress we have made in the Chapter 11 process and paves the way toward emergence for our company. The support of our creditors' committee and bank lenders for our proposed Joint Plan of Reorganization gives us confidence in a favorable and expedient conclusion to our reorganization process. Although we must await the outcome of the vote and the Court's ruling at the confirmation hearing, we are optimistic that the company is on track to emerge from bankruptcy in the third quarter of 2003."

The Joint Plan of Reorganization is subject to, among other things, a vote of the various classes of constituents, confirmation by the Court, the new investment by certain of the company's senior noteholders and access to an exit financing credit facility, as described in the company's Disclosure Statement.

NTELOS and certain of its subsidiaries voluntarily filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code on March 4, 2003 in order to complete development and implementation of a comprehensive financial restructuring plan that would significantly reduce the company's debt.

The full text of the Disclosure Statement and the Joint Plan of Reorganization, each dated July 1, 2003, are available on the company's website at www.ntelos.com.

NTELOS Inc. (OTCBB:NTLOQ) is an integrated communications provider with headquarters in Waynesboro, Virginia. NTELOS provides products and services to customers in Virginia, West Virginia, Kentucky, Tennessee and North Carolina, including wireless digital PCS, dial-up Internet access, high-speed DSL (high-speed Internet access), and local and long distance telephone services. Detailed information about NTELOS is available online at www.ntelos.com.


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Cautionary Statement Regarding Forward-Looking Information
----------------------------------------------------------

This press release and oral statements made from time to time by representatives of the company may contain "forward-looking statements" concerning the company's future expectations, financial and operating projections, plans, strategies and the trading market for its securities, including the company's ability to finalize the terms of a plan of reorganization acceptable to the company's senior noteholders and bank group. Forward-looking statements made by the company are based on a number of assumptions, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties, including those relating to (i) the impact of the bankruptcy filing on the company's business, (ii) the interest of market makers and others in maintaining an active market for the company's securities, (iii) the company's ability to operate under debtor-in-possession financing, (iv) the company's ability to develop, prosecute, confirm and consummate a plan of reorganization, (v) the company's ability to maintain vendor, lessor and customer relationships while in bankruptcy, (vi) the additional expenses associated with bankruptcy as well as the possibility of unanticipated expenses, and (vii) market conditions and competition in the communications industry generally and those set forth in documents filed by the company with the Securities and Exchange Commission, and any significant deviations from these assumptions could cause actual results, performance or achievements of the company to differ materially from those expressed or implied by such forward-looking statements. The company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.